UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2023

Nxu, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41509	92-2819012
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1828 N. Higley Rd. Ste 116, Mesa, AZ 85205
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (602) 309-5425

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	NXU	NASDAQ

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) of Rule 12B-2 of the Securities Exchange act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Share Exchange

On December 27, 2023,  Nxu, Inc. (the “Company”) entered into a share exchange agreement (the “Share Exchange Agreement”) with Lynks Motor Corporation (d/b/a Lynx Motor Corporation), a Delaware corporation (“Lynx”), pursuant to which Lynx sold to the Company, and the Company purchased from Lynx, a number of newly issued shares of Lynx representing 15% of the issued and outstanding equity interests in Lynx as of, and after giving effect to, the Closing (as defined below), in exchange for 1,000 newly issued shares of Series A convertible preferred stock, par value $0.0001 per share, of the Company (the “Series A Preferred Stock”), which are convertible into shares of Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”) upon the terms and subject to the conditions set forth in the Certificate of Designations (as defined below) (such transaction, the “Private Placement”). The Share Exchange Agreement contains customary representations and warranties by the Company. The Private Placement closed upon the signing of the Share Exchange Agreement (the “Closing”).

Concurrently with the Closing, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with Lynx, pursuant to which the Company agreed to file a registration statement (a “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) registering the resale of the Class A Common Stock issuable upon conversion of the Series A Preferred Stock within forty-five (45) days after the Closing, and to cause any such Registration Statement to become effective as promptly as practicable after filing.

Also concurrently with the Closing, (i) Lynx issued a non-interest bearing promissory note in the principal amount of $250,000 to the Company in exchange for $250,000 in immediately available funds from the Company, which shall be due and payable by Lynx on the six-month anniversary of the Closing, and (ii) Lynx agreed to provide the Company with the right to designate one person to serve on the board of directors of Lynx so long as the Company owns equity interests in Lynx that comprise, in the aggregate, more than 3.0% of the issued and outstanding equity interests in Lynx.

The foregoing description of the Share Exchange Agreement and the Registration Rights Agreement do not purport to be complete and is qualified in its entirety by reference to the complete text of the Share Exchange Agreement and the Registration Rights Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02. Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Company offered and sold the Series A Preferred Stock pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series A Preferred Stock

The Certificate of Incorporation of the Company (the “Certificate of Incorporation”) authorizes the Company to issue 100,000,000 shares of preferred stock, $0.0001 par value per share, from time to time in or more series. On December 22, 2023, the Company filed a Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware, which sets forth the rights, preferences, and privileges of the Series A Preferred Stock. Five thousand (5,000) shares of Series A Preferred Stock, with a stated value of $3,000 per share (the “Stated Value”), were authorized under the Certificate of Designations.

Each share of Series A Preferred Stock is convertible, without the payment of any additional consideration by the holder thereof, into a number of shares of Class A Common Stock as is determined by dividing the Stated Value by the Series A Conversion Price (as defined in the Certificate of Designations) in effect at the time of conversion and then multiplying such quotient by the number of shares of Series A Preferred Stock to be converted. The Company may not effect the conversion of any shares of Series A Preferred Stock if, after giving effect to the conversion or issuance, the holder, together with its affiliates, would beneficially own more than 19.99% of the outstanding common stock or voting power of the Company, unless and until the Company receives the approval of stockholders (“Stockholder Approval”) required by the applicable rules and regulations of The Nasdaq Stock Market LLC (“Nasdaq”).

All outstanding shares of Series A Preferred Stock will automatically convert into shares of Class A Common Stock, at the then-effective conversion rate, on the first trading day immediately following the effective date of any Stockholder Approval.

Other than those rights provided by law, the holders of Series A Preferred Stock will not have any voting rights.

The foregoing description of the Certificate of Designations is not complete and is qualified in its entirety by reference to the complete text of the Certificate of Designations, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Certificate of Amendment

On December 26, 2023, the Company filed a Certificate of Amendment to the Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect a reverse stock split (the “Reverse Stock Split”) of the Class A Common Stock at a ratio of 1-for-150 (the “Reverse Stock Split Ratio”).

The Reverse Stock Split was previously approved by the Company’s board of directors and a majority of the Company’s stockholders. The Reverse Stock Split became effective immediately after the close of trading on Nasdaq on December 26, 2023 (the “Effective Time”), and the Class A Common Stock began trading on Nasdaq on a split-adjusted basis at the opening of trading on December 27, 2023, under new CUSIP number 62956D204 and new ISIN number US62956D2045.

At the Effective Time, every 150 shares of Class A Common Stock issued and outstanding were automatically combined and converted into one share of Class A Common Stock, without any change in the number of authorized shares or the par value per share.

In addition, equitable adjustments corresponding to the Reverse Stock Split Ratio were made to the number of shares of Class A Common Stock underlying the Company’s outstanding equity awards and the number of shares issuable under the Company's equity incentive plan. Equitable adjustments corresponding to the Reverse Stock Split Ratio were also made to issued and outstanding shares of the Company’s Class B common stock, par value $0.0001 per share, and to the number of shares of Class A Common Stock underlying the Company’s outstanding warrants, as well as the applicable exercise price.

No fractional shares were issued in connection with the Reverse Stock Split. Any stockholder who would otherwise be entitled to receive a fractional share instead became entitled to receive one whole share in lieu of such fractional share.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On December 27, 2023, the Company filed a press release announcing the closing of the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 (including the exhibit hereto) is being furnished under “Item 7.01. Regulation FD Disclosure.” Such information (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

Automatic Incorporation by Reference

The information provided in Item 5.03 under the heading “Certificate of Amendment” is hereby incorporated by reference.

The Company has effective registration statements on Form S-3 (File No. 333-275059) and Form S-8 (File Nos. 333-268729 and 333-272020) on file with the Commission. The Commission regulations permit the Company to incorporate by reference future filings made with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offerings covered by registration statements filed on Form S-3 or Form S-8. The information incorporated by reference is considered to be part of the prospectus included within each of those registration statements. Information in this Item 8.01 of this Current Report on Form 8-K under the heading “Automatic Incorporation by Reference” is therefore intended to be automatically incorporated by reference into each of the effective registration statements of the Company described above, thereby amending them. Pursuant to Rule 416(b) under the Securities Act, the amount of undistributed shares of Class A Common Stock deemed to be covered by the effective registration statements of the Company described above are proportionately reduced as of the Effective Time to give effect to the Reverse Stock Split.

Nasdaq Compliance

As previously disclosed, on December 18, 2023, the Company received notice from the Nasdaq Hearings Panel that it granted the Company’s request for continued listing on Nasdaq, subject to the Company demonstrating compliance with the minimum bid price and stockholders’ equity requirements for continued listing on Nasdaq on or before April 7, 2024.

As a result of the consummation of the Reverse Stock Split and the Private Placement, the Company believes that, as of the date of this Current Report on Form 8-K, it has regained compliance with the minimum bid price requirement and stockholders’ equity requirement, respectively, for continued listing on Nasdaq. The Company awaits Nasdaq’s confirmation of the same.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designations of Series A Convertible Preferred Stock of Nxu, Inc., dated December 22, 2023
3.2	Certificate of Amendment to the Certificate of Incorporation of Nxu, Inc., dated December 26, 2023
10.1	Share Exchange Agreement, dated as of December 27, 2023, by and between Nxu, Inc. and Lynks Motor Corporation.
10.2	Registration Rights Agreement, dated as of December 27, 2023, by and between Nxu, Inc. and Lynks Motor Corporation.
99.1	Press Release, dated December 27, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nxu, Inc.

Date: December 27, 2023	By:	/s/ Mark Hanchett
Mark Hanchett Chief Executive Officer